Exhibit 99.1
Investor Presentation November 2010

Investment Highlights 2 Early Stages of Lodging Recovery Quality High Growth Portfolio Thoughtful Asset Management Positioned for Acquisitions Best in Class Capital Structure

DiamondRock at a Glance Key Stats at 11/12/10: Hotels(2): 23 Rooms: 10,742 Share Price: $10.26 Shares Outstanding: 155 mm Market Capitalization: $1,586mm Net Debt: $721 mm Enterprise Value: $2,307 mm EV / 2010 EBITDA(3): 16.9x EV / 2010 EBITDA(4): 16.2x 3 Per the Company's full year guidance. Excluding the senior loan secured by the Allerton Hotel. Per mid point of DRH's full year EBITDA guidance. Per mid point of DRH's full year EBITDA guidance, pro forma for full year ownership of 2010 acquisitions. 4th Quarter 2010 Guidance(1): RevPAR Growth: 5% - 7.5% Adjusted EBITDA: $47 - $50 million Adjusted FFO: $32 - $34 million Adjusted FFO/share: $0.21 - $0.22 Full Year 2010 Guidance(1): RevPAR Growth: 3% - 5% Adjusted EBITDA: $135 - $138 million Adjusted FFO: $88 - $90 million Adjusted FFO/share: $0.61 - $0.62

(CHART) Portfolio Overview 4 Our portfolio is concentrated in Top 25 MSAs and destination resorts. Portfolio positioned for superior growth. Market Concentration (% of EBITDA) Brand Concentration (% of EBITDA) Note: Market and Brand Concentrations based on forecast 2010 hotel adjusted EBITDA, including the Hilton Minneapolis , the Renaissance Charleston, and the Hilton Garden Inn Chelsea New York City. The charts do no reflect the Allerton Hotel senior debt acquisition. (CHART)

Early Stages of Recovery in Lodging Fundamentals DRH's operating results exceed internal expectations for YTD 2010 DRH anticipates a multi-year recovery in lodging fundamentals: Business mix shifting to more profitable demand segments Constrained supply picture very favorable The Company's balance sheet is well positioned for potential near term economic uncertainty Marriott Growth Scenario: RevPAR and House Profit reach 2007 peak in 2013 at 7% RevPAR, mid point of growth range 5 Source: Marriott International

Frenchman's Reef Repositioning 6 Key Attributes of DiamondRock's Plan: $45 million total cost Projected IRR > 20% Marriott Contribution New Resort Pool Destination Spa Upgraded Guestrooms Self Generation of Energy Increased Energy Efficiency Overall Enhancement of Guest Experience (CHART)

Acquisition Pipeline 7 Increased volume and quality of investment opportunities Currently evaluating several transactions in Top 20 MSAs Significant investment capacity Expected year-end cash balance of $90 million Undrawn $200 million line of credit 13 hotels unencumbered by debt Off-Market Transactions Marriott "first look" relationship - Facilitated Charleston Renaissance acquisition Industry relationships - Facilitated Allerton Senior Loan acquisition Investment Opportunities Repositioning or Rebranding Large Group Hotels Destination Resorts Urban Limited Service in select MSAs

2010 Acquisitions 87 Allerton Hotel Chicago Distressed, off-market transaction Acquired senior loan at 13% discount Last dollar of investment at $137k/key Global brand repositioning opportunity if fee title obtained Collected over $2.2 million during ownership period Hilton Minneapolis 821 rooms; 77,000 sq. ft. meeting space Leading group hotel in Minnesota $155.5 million total investment Less than 12x 2010E EBITDA 20% RevPAR growth during 3Q 2010 12% growth in 2011 group booking pace 8

2010 Acquisitions 97 Renaissance Charleston Off-market acquisition sourced through Marriott relationship Desirable Historic District location $40 million total investment Major new demand generators (e.g. Boeing 787 Dreamliner assembly plant) Above 7% cap rate on forward NOI 13% RevPAR growth during 3Q 2010 Hilton Garden Inn Chelsea New York City High quality asset in the top-ranking MSA $68.4 million total investment Above 7% cap rate on forward NOI 169 rooms - opened in 2007 Over 20% market RevPAR growth during 3Q 2010 9

Capital Structure Best in Class No debt maturities until the fourth quarter of 2014 $90 million cash balance at year end Undrawn $200 million credit facility 13 unencumbered hotels Closed new $200 million unsecured credit facility Inexpensive debt starting at 3.75% Flexible financial covenants 4-year term, including extensions 10 Leverage Statistics(2): Net Debt / EV: 31% Net Debt / EBITDA: 4.9x Fixed Charge Coverage(3): 2.8x Average Interest Rate: 5.9% Average Maturity: 5.1 years Per mid point of DRH's full year EBITDA guidance of $135 to $138 million, pro forma for full year ownership of 2010 acquisitions including the Hilton Garden Inn Chelsea New York City. Metrics based on full year operating results , pro forma for full year ownership of 2010 acquisitions. Calculated according to the methodology outlined in our corporate credit facility.

DiamondRock Capital Structure – No Corporate Debt

$783mm fixed rate non-recourse property specific mortgage debt[(1)]

Trailing 4 Quarter Hotel Adjusted EBITDA of $77m

10 Hotels

- Courtyard Midtown East (Oct. 2014)
  EBITDA: $7.6mm; Debt: $42.7mm at 8.81%
- Salt Lake City Marriott (Jan. 2015)
  EBITDA: $4.7mm; Debt: $32.1mm at 5.50%
- Los Angeles Airport Marriott (July 2015)
  EBITDA: $7.5mm; Debt: $82.6mm at 5.30%
- Worthington Renaissance (July 2015)
  EBITDA: $8.5mm; Debt: $56.6mm at 5.40%
- Frenchman's Reef Marriott (Aug. 2015)
  EBITDA: $7.7mm, Debt: $60.8mm at 5.44%
- Orlando Airport Marriott (Jan. 2016)
  EBITDA: $3.7mm; Debt: $59.0mm at 5.68%
- Chicago Marriott Downtown (April 2016)
  EBITDA: $17.4mm; Debt: $217.9mm at 5.975%
- Courtyard Fifth Avenue (June 2016)
  EBITDA: $4.2mm; Debt: $51.0mm at 6.48%
- Austin Renaissance (Dec. 2016)
  EBITDA: $7.9mm; Debt: $83.0mm at 5.507%
- Atlanta Waverly Renaissance (Dec. 2016)
  EBITDA: $7.9mm; Debt: $97.0mm at 5.503%

13 Hotels

- Atlanta Alpharetta Marriott
  EBITDA: $3.3mm
- Atlanta North Westin
  EBITDA: $2.2mm
- Bethesda Marriott Suites
  EBITDA: $3.5mm
- Boston Westin Waterfront
  EBITDA: $15.7mm
- Conrad Chicago
  EBITDA: $5.3mm
- Griffin Gate Marriott
  EBITDA: $5.8mm
- Hilton Garden Inn Chelsea New York City
  EBITDA: $4.4mm
- Hilton Minneapolis
  EBITDA: $13.5mm
- Oak Brook Hills Marriott
  EBITDA: $2.0mm
- Renaissance Charleston
  EBITDA: $3.1 mm
- Sonoma Renaissance
  EBITDA: $2.3mm
- Torrance Marriott
  EBITDA: $4.2mm
- Vail Marriott
  EBITDA: $6.0mm

Trailing 4 Quarter Hotel Adjusted EBITDA of $71m

Note: Debt balances and EBITDA figures are trailing four quarters as of October 13, 2010, pro forma to include the Hilton Minneapolis, Renaissance Charleston, Hilton Garden Inn Chelsea New York City.

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(1) Frenchman's Reef's loan is non-recourse to the Company with the exception of a $2.5 million corporate guaranty of the completion of certain capital projects.

Safe Harbor Certain statements made during this presentation are forward- looking and are subject to risks and uncertainties. Many of these risks and uncertainties are discussed in the prospectus supplement and in the Company's filings with the Securities and Exchange Commission, all of which you should carefully review. The forward- looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made during this presentation. When we use the words "believe," "expect," "anticipate," "plan," "will," "intend" or other similar expressions, we are identifying forward-looking statements. The forward-looking statements made during this presentation are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. 12